Exhibit 10.4

DEFERRAL AGREEMENT

THIS DEFERRAL AGREEMENT (“Agreement”) dated as of                       , is by and between Safety-Kleen HoldCo., Inc. (the “Company”) and                 (the “Participant”).

The parties hereto, intending to be legally bound hereby, agree to the following:

1.              Deferral. The Participant has been awarded Restricted Stock Units (“RSUs”) pursuant to the Safety-Kleen Equity Plan (the “Equity Plan”). Subject to the terms of the Equity Plan and the agreement evidencing the RSUs (the “RSU Agreement”), the RSUs are scheduled to vest on the date or dates set forth on Exhibit A hereto, at which time or times the Participant will be entitled to receive, pursuant to the terms of the RSU Agreement, the number of shares of the Company’s Common Stock set forth on Exhibit A next to the applicable vesting date. Pursuant to the provisions of the Safety-Kleen Deferred Compensation Plan (the terms of which are hereby incorporated by reference) and this Agreement, the Participant and the Company hereby agree that, notwithstanding the terms of the RSU Agreement, the receipt by the Participant of such Company Common Stock will be deferred until the Payment Date. For purposes of this Agreement, the “Payment Date” will be the date indicated below.

Please initial in one or more of the spaces provided below, the Payment Date elected. If more than one date is indicated, the Payment Date shall be the earliest to occur of the indicated dates.

the date upon which the Participant’s employment or service with the Company and any of its Subsidiaries terminates.

the date upon which a Change in Control (as defined in the Equity Plan) occurs.

the following date:          /         /         .

the date of a Public Offering (as defined in the Equity Plan) of the Company or any of its Subsidiaries.

Upon the Payment Date, the Participant shall receive the shares of Company Common Stock in accordance with the other terms and conditions of the RSU Agreement. However, if Participant’s employment or service with the

Company and any of its Subsidiaries is terminated for Cause (as defined in the Equity Plan), the RSU’s in Participant’s Investment Account will be forfeited. Capitalized terms that are used but not defined herein shall have the meaning set forth in the Safety-Kleen Deferred Compensation Plan (“the Deferred Compensation Plan”).

2.              Terms of Deferral. As of the applicable vesting date or dates with respect to the RSUs, the Company shall establish an unfunded Investment Account in the Participant’s name and shall credit such Investment Account with the number of shares of Company Common Stock which were scheduled to vest on such date pursuant to the RSU Agreement. At all times prior to the Payment Date, the Investment Account shall continue to be denominated in shares of Company Common Stock and shall not be credited with interest during such period. The Investment Account shall be debited to reflect any payments made to the Participant. By execution of this Agreement, the Participant agrees to the terms and conditions of the Deferred Compensation Plan, and further acknowledges that neither the Company nor any of its officers, directors or agents have made any promise or representation with respect to the value which the Company Common Stock may have as of a Payment Date. The Participant acknowledges that he has been advised by the Company to consult with his personal tax advisors prior to executing this Agreement.

3.              Amendment and Duration of the Agreement. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Participant and the Company. No waiver by either party hereto at any time of any breach of the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

4.              No Offset. The payments made by the Company to the Participant under this Agreement will not offset any severance or other payments due to the Participant from the Company.

5.              Nontransferability. The Participant will not have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under this Agreement.

6.              No Right To Continued Employment. Neither the establishment of the Agreement, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits will be construed as giving the Participant the right to be retained in the employment or service of the Company, any of its Subsidiaries or their respective successors, and the Participant will remain subject to discharge to the same extent as if this Agreement had never been executed.

7.              Successors. This Agreement will be binding upon the heirs, executors, administrators, successors and assigns of the parties, including the Participant, present and future, and any successor to the Company.

8.              Withholding Taxes. All amounts to be paid hereunder will be paid net of the amount of any taxes that the Company or its successor may be required to withhold therefrom in respect of any federal, state, local or other income or other taxes.

9.              Unfunded Status. This Agreement will not be funded. The Deferred Compensation Plan is an unfunded plan of deferred compensation and nothing in the Deferred Compensation Plan or this Agreement shall give the Participant, a Beneficiary or any other person any interest of any kind in the assets of the Company or its affiliates or create a trust or fiduciary relationship of any kind between the Company and any such person. The obligations hereunder to any Participant shall be the sole responsibility of the Company and the Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts deferred hereunder.

10.       Beneficiary Designation. The Participant may, upon execution of this Agreement, or from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Deferred Compensation Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be submitted in writing to the Committee, and will be effective only when acknowledged in writing by the Committee.

I hereby designate                                        as my beneficiary under this Agreement.

11.       Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party, by confirmed facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:

To the address on file with the Company

If to the Company:

5400 Legacy Drive

Cluster 2, Building 3

Plano, Texas 75024

Attn: General Counsel

Either party may furnish to the other in writing a substitute address and phone and fax numbers for delivery of notice in accordance with Section 11. Notices and communications shall be effective when actually received by the addressee.

12.       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

13.       Governing Law. This Agreement and all determinations made and actions taken pursuant hereto will be governed by the laws of the State of Delaware without giving effect to its principles of conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Safety-Kleen HoldCo., Inc. (“Company”)

Robert M. Craycraft II
Chief Executive Officer & President

[Name] (“Participant”)

EXHIBIT “A”

         Restricted Stock Units vest on December 24, 2004

         Restricted Stock Units vest on December 24, 2005

         Restricted Stock Units vest on December 24, 2006

         Restricted Stock Units vest on December 24, 2007

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